Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	Nov 1, 2007 - Nov 30, 2007

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized Individual*	Date 11 January 2008
(on behalf of Sea Containers Ltd)

Laura Barlow	Chief Financial Officer
Printed name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	Date 11 January 2008
(on behalf of Sea Container Serviced Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

* Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.
** As agreed with the US Trustee office, MORs will be filed the 30th after each month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, NOVEMBER 2007

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of November 30, 2007, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, and September 30, 2007.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes — Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                 Debtor Questionnaire.

(1)           No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12 months.

In Re: Sea Containers Limited	Cash No: 06-1156 (KJC)
Reporting Dates: November 1 - November 30, 2007

Schedule of Cash Receipts and Disbursements

	JP Morgan A/C 704	JP Morgan A/C 702	Commerce Bank A/C 353	JP Morgan A/C 501	Bank of America A/C 015	Bank of America A/C 023	Societe Generale A/C N/A	Societe Generale A/C 032	Commerce Bank A/C 282	Bank of Bermuda A/C 16501	Bank of Bermuda A/C 16001	Barclays Bank A/C INS & TEE	Current Month Total
Cash beginning of month	59,236	26,496	33,113,970	15,988	437,450	189,738	403,984	3,127	47,452	9,916	3,217	510,000	34,820,574

Receipts
Insurance claim		100,066											100,066
Inter company receivable			4,800,000						8,703,460				13,503,460
Chassis Rental													0
Sale of ships									8,997,012				8,997,012
Foreign Exchange Revaluation	(27,140)				10,982								(16,158)
Interest Income	957		123,756	42	427		1,217	10					126,409
Sweep from SCS					(1,131,259)								(1,131,259)
Intra company sweep	27,749	322,563	7,590,000		811,101	922,899	125,688		(9,800,000)				0
Income received from Ge Seaco													0
Container Rental		1,950		15,648									17,598
Total Receipts	1,566	424,579	12,513,756	15,690	(308,749)	922,899	126,905	10	7,900,472	0	0	0	21,597,128

Disbursements
Net Payroll		8,000											8,000
Loan interest		21,528							1,172,325				1,193,853
Sales Use & Other Taxes													0
Inventory Purchases													0
Secured/Rental/Leases													0
Insurance													0
S, G & A costs	440	366,215		135	38	916,816			6,746,732	11	1,395		8,031,782
Selling													0
Other (Attach List)													0
Contra													0
Sweep to SCS													0
Transfers (To DIP Accts)													0
Intra company sweep													0
Professional Fees													0
U.S. Trustee Quarterly Fees													0
SC Treasury funding		45,000					160,000						205,000
Court Costs													0
Total Disbursements	440	440,743	0	135	38	916,816	160,000	0	7,919,057	11	1,395	0	9,438,635

Net Cash Flow (Receipts Less Disbursements)	1,126	(16,164)	12,513,756	15,555	(308,787)	6,083	(33,095)	10	(18,585)	(11)	(1,395)	0	12,158,493

Cash End of Month	60,362	10,332	45,627,726	31,543	128,663	195,821	370,889	3,137	28,867	9,905	1,822	510,000	46,979,067

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees(From Current Month Actual Column)
Total Disbursements	9,438,635
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	9,438,635

In Re: Sea Containers Services	Cash No: 06-11156 (KJC)
Reporting Dates: November 1 to November 30, 2007
Schedule of Cash Receipts and Disbursements in $USD
(Conversion rate: £ = $2.06)

	NatWest PLC	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 420	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	0	29,714	0	50,000	79,714

Receipts
Foreign exchange			(3,035)		490	(2,545)
Accounts Receivable						0
Interest receivable						0
Depoit repaid						0
Funding From SCL			1,131,259			1,131,259
Inter company receipt						0
Tax refund						0
Total Receipts	0	0	1,128,224	0	490	1,128,714

Disbursements
Net Payroll			839,891			839,891
Payroll Taxes						0
Other taxes			174,519			174,519
Rates						0
Secured/Rental/Leases						0
Pension			68,326			68,326
Administrative			10,166		16,944	27,110
Selling						0
Rent						0
Lease settlement			82,400			82,400
Owner Draw*						0
Transfers (To DIP Accts)						0
Sweep to SCL						0
Professional Fees						0
U.S. Trustee Quarterly Fees						0
Court Costs						0
Total Disbursements	0	0	1,175,302	0	16,944	1,192,246

Net Cash Flow (Receipts Less Disbursements)	0	0	(47,078)	0	(16,454)	(63,531)

Cash End of Month	0	0	(17,364)	0	33,547	16,183

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements						1,192,246
Less: Transfers To Debtor In Possession Accounts						0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd						0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees						1,192,246

Reconciliation books to ledger				USD $
Cash in bank at the end of the month				16,183
Petty Cash				6,930
Balance per Sea Containers Services Financials 30 November 2007				23,113

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		Nov 30,	Oct 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$46,979,067	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.152 million	(8)	440,764	1,955,441
Due from related parties	(4)	678,434	13,481,857
Prepaid expenses and other current assets		1,221,998	1,718,439
Total current assets		49,320,263	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,546,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	220,612,336	197,742,498
Other assets	(7)	3,669,219	3,424,161
Total assets	(1)	$417,148,674	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at November 30, 2007 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $405,669,869. This represents a gross intercompany receivable of $1,646,820,297 and a gross intercompany payable of $1,241,150,428. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd. but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd. and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt of cash was $665,851 at June 30, 2007 and is $678,434 at November 30, 2007, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $12,583.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd. and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd. and this anticipated treatment is reflected within this MOR. The company is in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of SCL’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Quarters 1 to 3, 2007 (as to which certain adjustments have been made, as described below) and estimated results for October and November 2007.

GE SeaCo has asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $18m.  The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA.  The validity and accuracy of the claim has yet to be assessed.  GE SeaCo has withheld and has indicated it will continue to withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo.  GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim and the matter has gone to arbitration. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue would have increased by $6,718,000, and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,474,854 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at October 31, 2007. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of some $75,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $1,194,365 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		Nov-30	Oct-15
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$13,841,321	$3,372,476
Accrued expenses	(14)	62,601,847	22,843,429
Current portion of long-term debt	(12), (14)	173,097,845	25,926,107
Current portion of senior notes	(14)	385,407,893	384,938,936

Total current liabilities		634,948,906	437,080,948

Total shareholders’ equity	(11)	(217,800,232)	(168,657,566)

Total liabilities and shareholders’ equity	(9), (10), (13)	$417,148,674	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(10) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary advised Sea Containers Ltd, on June 8, 2006 for the 1983 scheme and March 31, 2007 for the 1990 Scheme, that their estimate of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants is approximately £105.4 million for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27.2 million for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million for the 1983 Scheme and £17.6 million for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at November 30, 2007, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $55,397,983 and the total accrual within this MOR for interest on the current portion on long term debt is $3,540,111. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	For the period
	Note	Nov 30, 2007	Oct 16, 2006 to Nov 30, 2007

Revenue	(16)	$1,214,000	$33,095,163

Costs and expenses:
Operating income		—	5,844,575
Selling, general and administrative expenses	(19)	(244,792)	(47,765,703)
Professional fees	(18)	(4,059,681)	(52,105,471)
Credits against intercompany accounts	(17)	20,917,753	264,289,807
Impairment of investment in subsidiary companies		—	(171,945,580)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		16,613,280	(18,223,637)

Loss on sale of assets		(2,025,436)	(1,911,437)

Operating profit		15,801,844	12,960,089

Other income (expense)
Investment income		588,042	6,639,646
Foreign exchange losses		(8,225)	(345,360)
Interest expense, net of capitalized interest		(4,796,551)	(52,255,900)

Profit/(loss) before taxes		11,585,110	(33,001,525)

Income tax expense	(20)	(941,000)	(7,863,614)

Profit/(loss) after taxes	(13)	$10,644,110	$(40,865,139)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(16) Revenue includes $1,700,000 in respect of Sea Containers Ltd’s equity interest in GE SeaCo and is based on GE SeaCo’s estimated results for November, 2007.  Revenue also includes negative income of $486,000 for the company’s joint venture of the pool fleet with GE SeaCo, which has arisen due to revision of the prior period estimated numbers received from GE Sea Co. GE SeaCo is expected to report audited results for the 12 months to 31 December, 2007.  Consequently, the estimates of GE SeaCo’s financial performance included in this MOR may need to be adjusted when actual results are known.

(17)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to decrease in the net receivable balance due from group companies in the month, which have been written back in accordance with note 3. The main variances are due to foreign exchange movements, the transfer of proceeds on the sale of the Diamant and amounts received from group companies.

(18)  As at November 30, 2007 professional fees totalling $52,105,471 have been expensed. During the month $4,059,681 was expensed. This reflects costs incurred between June and November 2007, for invoices that were received in November and December 2007.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(19)  Selling, general and administrative expenses, for November 2007, include a recharge of insurance costs to other group companies of $531,000.

(20)  The tax charges largely represent SCL’s share of a provision, recorded by GE SeaCo in its June 30, 2007 unaudited accounts, for certain potential tax liabilities for the years 2000-2005.  At November 30, 2007 these tax liabilities were under discussion with the relevant fiscal authority and resolution of the matter may result in the actual amount payable being higher than the provision made by GE SeaCo and included in this Statement of Operations.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		November, 30	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$23,113	$274,533
Trade receivables		4,044	419,162
Due from related parties (GE SeaCo)	(3)	1,770,249	4,805,049
Prepaid expenses and other current assets		3,074,412	14,242,003
Total current assets		4,871,818	19,740,747

Fixed assets, net		1,512,940	3,410,461

Investments		2,771,549	2,515,920
Intercompany receivables	(2)	52,644,890	29,746,215
Other assets		0	14,975
Total assets	(1)	$61,801,197	$55,428,318

(1) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $52,644,890. This represents gross intercompany receivables of $116,573,991 and gross intercompany payables of $63,929,101. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (6) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd. but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd. and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement will take the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 is estimated to be $4,299,882 due from GE SeaCo to the Sea Containers group. The balance is, however, reduced by amounts received from GE SeaCo companies since June 30, 2007 and the net stipulated balance after receipt was $665,851 at June 30, 2007 and is $678,434 at November 30, 2007, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $12,583.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd. on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, will assign any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd. and this will be accounted for through an adjustment to their inter-company balance with Sea Containers Ltd. and this anticipated treatment is reflected within this MOR. We are in the process of obtaining the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo and expect to do so in due course.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $1,705,206 in respect of Q3 S,G&A services provided to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		November 30,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$1,472,031	$1,198,421
Accrued expenses		945,530	5,736,956
Current portion of long-term debt		1,574,542	1,807,527
Total current liabilities		3,992,103	8,742,904

Total shareholders’ equity		57,809,094	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$61,801,197	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(5) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary advised Sea Containers Ltd, on June 8, 2006 for the 1983 scheme and March 31, 2007 for the 1990 Scheme, that their estimate of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants is approximately £105.4 million for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27.2 million for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million for the 1983 Scheme and £17.6 million for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	Nov 30, 2007	to Nov 30, 2007

Revenue		$1,043,485	$40,709,559

Costs and expenses:
Selling, general and administrative expenses		(726,556)	(31,906,833)
Professional fees	(8)	(127,228)	(3,896,858)
Depreciation & amortization		(95,036)	(2,004,833)
Total costs and expenses		(948,820)	(37,808,524)

Gains on sale of assets		8,034	61,827

Operating income		102,699	2,962,861

Other income (expense)
Interest income		—	9,893
Foreign exchange gains or (losses)		—	(170,929)
Interest expense, net of capitalized interest		(11,429)	(203,394)

Income before taxes		91,270	2,598,430

Income tax credit	(9)	—	2,514,974

Net income	(7)	$91,270	$5,113,405

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate November 30, 2007, October 31, 2007 and October 15, 2006 were $2.06, $2.05 and $1.87 respectively.

(8)  As at November 30, 2007 professional fees totalling $3,896,858 have been expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(9)  The income tax credit for the period October 16, 2006 to November 30, 2007 consists of current tax of $2,514,974.

As part of a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations, is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		November 30,	October 15,
	Note	2007	2006
Assets
Current assets		$—	$—
Cash and cash equivalents		—	—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—

Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		November 30,	October 15,
	Note	2007	2006
Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)

Total liabilities and shareholders’ equity	(2)	—	—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of November 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	November 30	October 31
	2007	2007	Movement
	$	$	$
Receivable

SC British Isles	126,895,781	126,282,094	613,687
SC Services	59,738,277	59,168,410	569,867
SC America Inc	8,441,463	8,315,412	126,051
SPC	100,611,473	105,453,691	(4,842,218)
SC Brasilia	10,554,575	10,554,575	0
SC Australia	0	7,880,002	(7,880,002)
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Hyde Park Containers	7,307	0	7,307
Melbourne Park containers	5,974	5,974	0
IRS NZ	4,138	0
Cooltainers	25	25	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
West Australia Line	1,222,855	1,222,855	0
Seacat Limited	668,072	1,767,043	(1,098,971)
SC Ropax	3,228,859	3,237,040	(8,181)
Fast Ferries Ltd	6,983,432	9,511,230	(2,527,798)
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	25,999,963	25,999,963	0
CMCI	2,611,781	2,611,781	0
Brasiluvas Agricola	3,379,822	3,362,821	17,001
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
Ferry & Port Holdings	954,155,776	949,173,759	4,982,017
SeaCat 2	20,013,418	20,013,418	0
SeaCat 4	16,152,868	16,152,868	0
SC Mauritius	52,102	52,102	0
Freight containers India	18	18	0
Super SeaCat 1	20,337,170	20,337,170	0
Super SeaCat 2	25,555,343	25,555,343	0
Super SeaCat 3	8,261,506	8,261,506	0
Super SeaCat 4	12,637,702	12,637,702	0
SeaCat Ltd	17,212,321	17,212,321	0
SC Finland (Ex Silja Holdings)	75,291,290	75,263,036	28,254
SeaCat 6	8,569,966	12,282,187	(3,712,221)
SeaCat 7	11,774,337	13,377,343	(1,603,006)
SC Opera	11,975	11,975	0
SC Finnjet	20,428,505	20,299,816	128,689
SC Treasury	15,329,921	15,140,952	188,969
SC Estonia	11,961	11,961	0
	1,646,820,297	1,661,826,714	(15,010,555)

SCL Intercompany Balance As At

	November 30	October 31
	2007	2007	Movement
	$	$	$
Payable

Illustrated London News	(20,696,246)	(20,595,793)	(100,453)
Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
SC Chartering	(55)	(57)	2
Yorkshire Marine Containers	(12,896,829)	(12,776,355)	(120,474)
SCL Activities	0	(2)	2
SC Iberia	(6,348,204)	(6,438,147)	89,943
IRS pte	(9,085)	(21,572)	12,487
Hyde Park Containers	0	(6,000)	6,000
Melbourne Park containers	0	0	0
IRS NZ	0	(5,703)	5,703
SC UK	(1,048,711,002)	(1,043,619,972)	(5,091,030)
Burginhall 818	(41,202)	(41,002)	(200)
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
SeaCo Parts Inc	(396,014)	(45,451)	(350,563)
SC Asia Pte	(420,405)	(758,243)	337,838
Marine Container Insurance	(12,416,293)	(12,366,293)	(50,000)
Societe Bananiere De Motobe	(1,532,743)	(1,532,743)	0
SC Holdings	(18,785,293)	(18,694,098)	(91,195)
SC Ports & Ferries	(80,680,292)	(80,680,292)	0
Liverpool Dublin	(43)	(43)	0
Hoverspeed GB	(3,275,372)	(3,259,472)	(15,900)
SC Finland Services	(21,213,945)	(20,792,779)	(421,166)
SC Finance Ireland	(5,953,295)	(5,835,103)	(118,192)
	(1,241,150,428)	(1,235,243,230)	(5,907,198)

Net	405,669,869	426,583,484	(20,917,753)

Sea Container Services Limited

Intercompany Balances

	USD2.06	USD2.05
	30 Nov	31 Oct		Movement
	2007	2007	Movement	@ USD 2.06
	£	£	£	$
Receivable

SC British Isles	23,727,556	23,727,556	—	—
Ferry & Port Holdings (incl ILN)	93,345	30,353	62,992	129,764
GNER	30,758	0	30,758	63,361
ILN+ Sketch	25,580,923	25,580,923	—	—
YMCL	5,104,563	5,102,379	2,184	4,499
SC Maritime	1,114,664	1,114,664	0	0
PCML	7,672	0	7,672	15,804
Periandros	473,278	469,945	3,333	6,866
Newhaven Marina	192,714	192,714	—	—
SC House Management	167,076	167,076	—	—
SC America Inc	29,112	29,112	—	—
SC Railway Services	66,809	—	66,809	137,627
Insurance Premiums to be recharged	846	2,073	(1,227)	(2,528)
	56,589,316	56,416,795	172,521	355,393

Payable

SCL	(28,987,168)	(28,864,531)	(122,637)	(252,632)
SC Property Services	(1,592,698)	(1,592,698)	0	0
Fairways & Swinford	(112,821)	(117,304)	4,483	9,235
SC Treasury	(28,504)	(73,646)	45,142	92,993
GNER	0	(493)	—	—
SC Finland	(312,353)	(312,353)	—	—
	(31,033,544)	(30,961,025)	(73,012)	(150,405)

	25,555,772	25,455,770	99,509	204,989

	$	$
Receivable	116,573,991	115,654,430

Payable	(63,929,101)	(63,470,101)
	52,644,890	52,184,329

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	November 30, 2007

Accounts Receivable Reconciliation and Aging

$

Total accounts receivable at the beginning of the reporting period	1,499,531

Add Amounts billed during the period	202,939

Less Amounts collected during the period	(223,044)

Other movements	112,917

Total accounts receivable at the end of the reporting period	1,592,343

Accounts Receivable Ageing

0 - 30 days old	12,424

31 - 60 days old	104,199

61 - 90 days old	36,325

91+ days old	1,439,395

Total accounts receivable	1,592,343

Amounts considered uncollectible (net)	(1,151,579)

Accounts receivable net	440,764

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	November 30, 2007

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	3,221

Add Amounts billed during the period	808

Less Amounts collected during the period	0

Other movements - Foreign exchange	15

Total accounts receivable at the end of the reporting period	4,044

Accounts Receivable Ageing

0 - 30 days old	4,044

31 - 60 days old	0

61 - 90 days old	0

91+ days old	0

Total accounts receivable	4,044

Amounts considered uncollectible (net)	0

Accounts receivable net	4,044

Sea Containers Ltd

Post Petition Aged Creditors listing

As at November 30, 2007

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	145,456	22,500	50,818	78,086	296,860

Professional fees	5,919,920	3,860,662	575,277	3,145,330	13,501,189

	6,065,376	3,883,162	626,095	3,223,416	13,798,049

Professional fees are made up as follows:

AP Services	398,842	—	—	—	398,842
Appleby	64,426	21,856	22,082	—	108,364
Bingham McCutchen	393,332	—	—	447,615	840,947
Carter Ledyard and Milburn	335,672	33,059	22,278	48,520	439,529
Conyers Dill and Pearman	—	—	—	1,006	1,006
Houlihan Lokey Howard	—	882,182	—	109,258	991,440
Kirkland and Ellis	2,515,620	316,597	379,514	1,019,533	4,231,264
Kroll	1,257,523	—	96,646	—	1,354,169
Morris Nichols	219,451	28,212	—	—	247,663
Pepper Hamilton	8,812	21,190	—	—	30,002
Pricewaterhouse Coopers	—	2,523,647	—	669,547	3,193,194
Reed Smith Richards Butler	—	—	—	247,113	247,113
Sidley Austin	—	—	—	387,916	387,916
Warren H Smith and Assoc	—	—	—	17,240	17,240
Willkie Farr & Gallagher	574,842	33,919	—	197,582	806,343
Young Conaway	151,400	—	54,757	—	206,157

	5,919,920	3,860,662	575,277	3,145,330	13,501,189

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at November 30, 2007

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	674,697	128,385	40,761	97,930	941,774

Professional fees	36,563	93,151	—	25,142	154,856

	711,260	221,537	40,761	123,073	1,096,631

Professional fees are made up as follows:

Collinson Grant	36,563	—	—	25,142	61,705
Towers Perrin	—	93,151	—	—	93,151

	36,563	93,151	—	25,142	154,856

Sea Containers Ltd

November 30, 2007

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.	X
Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X

On November 19, 2007, Sea Containers Ltd sold its interest in Speedinvest Ltd, a Joint Venture in the Adriatic, for a total consideration of $363,510.  This resulted in a loss on sale of $2,025,436.

The sale was approved by the Bankruptcy court on October 16, 2007.